                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                               USWEB CORPORATION
                           -------------------------
             (Exact name of registrant as specified in its charter)


           DELAWARE                                            87-0551650
----------------------------------------                  ----------------------
 (State of incorporation or organization)                   (I.R.S. Employer
                                                           Identification No.)


     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

     If this Form relates to the registration of a class of debt securities and is to be effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]


                   2880 LAKESIDE DRIVE, SANTA CLARA CA 95054
                           -------------------------
             (Address of principal executive offices)    (Zip Code)

       Securities to be registered pursuant to Section 12(b) of the Act:


              Title of each class Name of each exchange on which to be so registered each class is to be registered
             ---------------------  ------------------------------
                    None                        None

       Securities to be registered pursuant to Section 12(g) of the Act:

                         COMMON STOCK, $0.001 PAR VALUE
                           -------------------------
                                (Title of class)
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Item 1.   Description of Registrant's Securities to be Registered
          -------------------------------------------------------

          Incorporated by reference to the section entitled "Description of Capital Stock -Common Stock" contained in Registrant's Registration Statement on Form S-1 filed on September 30, 1997 (the "S-1 Registration Statement").

Item 2.    Exhibits
           --------

          The following exhibits are filed as a part of this registration statement:

          3.1*  Amended and Restated Articles of Incorporation of the
                Registrant.

          3.2* Amended and Restated Certificate of Incorporation of the Registrant, as amended.

          3.3* Amended and Restated Certificate of Incorporation of the Registrant, as amended.

          3.4*  Bylaws of the Registrant.

          4.1*  Form of Registrant's Common Stock Certificate.

          4.2* Amended and Restated Investors' Rights Agreement dated May 2, 1997 among the Registrant and the investors and the founders named therein.

          4.3*  Form of Registrant's Series A Preferred Stock Purchase Warrant.

          4.4*  Form of Registrant's Series C Preferred Stock Purchase Warrant.
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          4.5*  Form of Registrant's Common Stock Warrant.

          4.6*  Form of Registrant's Signing Warrant.

          4.7*  Form of Registrant's AGR Warrant.

          10.3* 1996 Stock Plan and related agreements.

          10.4* 1996 Equity Compensation Plan and related agreements.

          10.5* 1997 Acquisition Stock Option Plan and related agreements.

          10.7* 1997 Employee Stock Purchase Plan.

-------------------

* Incorporated by reference to the Exhibits of the same number to the S-1 Registration Statement.
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                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date: September 30, 1997            USWEB CORPORATION


                                        /s/ James Heffernan
                                    By: _____________________________________
                                          James Heffernan
                                          Chief Financial Officer

                                    FORM 8-A

                               USWEB CORPORATION

                               INDEX TO EXHIBITS
                               -----------------

Exhibit No.
-----------

          3.1*  Amended and Restated Articles of Incorporation of the
                Registrant.

          3.2* Amended and Restated Certificate of Incorporation of the Registrant, as amended.

          3.3* Amended and Restated Certificate of Incorporation of the Registrant, as amended.

          3.4*  Bylaws of the Registrant.

          4.1*  Form of Registrant's Common Stock Certificate.

          4.2* Amended and Restated Investor's Rights Agreement dated May 2, 1997 among the Registrant and the investors and the founders named therein.

          4.3*  Form of Registrant's Series A Preferred Stock Purchase Warrant.

          4.4*  Form of Registrant's Series C Preferred Stock Purchase Warrant.

          4.5*  Form of Registrant's Common Stock Warrant.

          4.6*  Form of Registrant's Signing Warrant.

          4.7*  Form of Registrant's AGR Warrant.

          10.3* 1996 Stock Plan and related agreements.

          10.4* 1996 Equity Compensation Plan and related agreements.

          10.5* 1997 Acquisition Stock Option Plan and related agreements.

          10.7* 1997 Employee Stock Purchase Plan.
_____________________
* Incorporated by reference to the Exhibits of the same number to the S-1 Registration Statement of Registrant, File No. 333-_______, filed with the Securities and Exchange Commission on September 30, 1997.